UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

CEREVEL THERAPEUTICS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39311	85-3911080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Jacobs Street
Suite 200
Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

(844) 304-2048

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CERE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 1, 2024 (the “Closing Date”), Cerevel Therapeutics Holdings, Inc., a Delaware corporation (“Cerevel”), completed the previously announced merger of Symphony Harlan Merger Sub Inc., a Delaware corporation (“Merger Sub”) and a direct wholly owned subsidiary of Symphony Harlan LLC, a Delaware limited liability company (“Intermediate Holdco”) and a wholly owned subsidiary of AbbVie Inc., a Delaware corporation (“AbbVie”), with and into Cerevel (the “Merger”), with Cerevel surviving the Merger as a wholly owned subsidiary of AbbVie. The Merger was effectuated pursuant to the Agreement and Plan of Merger, dated as of December 6, 2023 (the “Merger Agreement”), by and among AbbVie, Intermediate Holdco, Merger Sub and Cerevel, as previously disclosed by Cerevel on December 7, 2023 in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each of the issued and outstanding shares of Cerevel’s common stock, par value $0.0001 per share (each, a “Cerevel Share”), other than any Cerevel Shares (i) owned immediately prior to the Effective Time by AbbVie, Intermediate Holdco, Merger Sub or Cerevel or by any direct or indirect wholly owned subsidiary of AbbVie, Intermediate Holdco, Merger Sub or Cerevel or (ii) owned by Cerevel stockholders who are entitled to demand and have properly and validly demanded their appraisal rights under Delaware law, was canceled and extinguished and automatically converted into the right to receive $45.00 per Cerevel Share in cash (the “Merger Consideration”), without interest and subject to any applicable withholding taxes.

In addition, at the Effective Time, (i) each outstanding option to purchase Cerevel Shares (each, a “Cerevel Option”), whether vested or unvested, was automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the number of Cerevel Shares underlying such Cerevel Option immediately prior to the Effective Time multiplied by (B) the amount, if any, by which the Merger Consideration exceeded the exercise price per share of such Cerevel Option, subject to any applicable withholding taxes; (ii) each outstanding award of Cerevel restricted stock units (“Cerevel RSU Award”) that was granted prior to the date of the Merger Agreement (each, an “Existing Cerevel RSU Award”) was automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the number of Cerevel Shares underlying such Existing Cerevel RSU Award immediately prior to the Effective Time multiplied by (B) the Merger Consideration, subject to any applicable withholding taxes; (iii) (A) fifty percent (50%) of each outstanding Cerevel RSU Award that was granted on or after the date of the Merger Agreement (each, a “New Cerevel RSU Award”) was treated in the same manner as the Existing Cerevel RSU Awards as set forth in clause (ii), above, and (B) the remaining fifty percent (50%) of each New Cerevel RSU Award that was outstanding immediately prior to the Effective Time was automatically assumed by AbbVie and converted into an AbbVie restricted stock unit award (each, an “Assumed RSU Award”) on the same terms and conditions as applied to each such New Cerevel RSU Award immediately prior to the Effective Time, except that each Assumed RSU Award covers a number of shares of AbbVie common stock determined based on the Equity Award Exchange Ratio (as defined in the Merger Agreement), rounded down to the nearest whole number of shares of AbbVie common stock; and (iv) each outstanding award of Cerevel restricted stock units subject to performance-based vesting or forfeiture conditions (each, a “Cerevel PSU Award”) was automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the aggregate number of Cerevel Shares subject to such Cerevel PSU Award, determined assuming that the applicable performance goals were deemed to have been achieved at the greater of target and actual level of performance as determined by Cerevel’s Board of Directors (the “Board”) (or, if applicable, the committee administering Cerevel’s 2020 Equity Incentive Plan) in its reasonable discretion multiplied by (B) the Merger Consideration, less any applicable withholding taxes.

Cerevel’s definitive proxy statement, filed with the SEC on January 18, 2024, as supplemented on February 9, 2024 (the “Proxy Statement”), contains additional information about the Merger and the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of Cerevel in the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Cerevel with the SEC on December 7, 2023, and is incorporated by reference herein.

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the consummation of the Merger, Cerevel and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), entered into the First Supplemental Indenture, dated as of the Closing Date (the “First Supplemental Indenture”), to the Indenture, dated as of August 16, 2022, between Cerevel and the Trustee (the “Base Indenture”), relating to Cerevel’s 2.50% Convertible Senior Notes due 2027 (the “Notes”). Pursuant to the terms of the Base Indenture, the First Supplemental Indenture was required to be entered into in connection with the consummation of the Merger.

The First Supplemental Indenture provides, among other things, that, from and after the Effective Time, (i) any conversions of Notes will be settled entirely in cash in an amount, per $1,000 principal amount of such Notes being converted, equal to the product of (x) the conversion rate in effect on such conversion date (as may be increased pursuant to the terms of the Base Indenture) and (y) $45.00; and (ii) Cerevel will satisfy its conversion obligation by paying cash to converting holders of the Notes no later than the third business day immediately following the relevant conversion date.

The foregoing description of the Base Indenture, the Notes and the First Supplemental Indenture does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Base Indenture, the Notes and the First Supplemental Indenture. The Base Indenture and the form of the certificate representing the Notes were filed as Exhibits 4.1 and 4.2 to Cerevel’s Current Report on Form 8-K, filed with the SEC on August 16, 2022, and is incorporated into this Item 1.01 of this Current Report on Form 8-K by reference. The First Supplemental Indenture is included as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 1, 2024, the Merger was completed. Upon the consummation of the Merger, Cerevel became a wholly owned subsidiary of AbbVie.

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, Cerevel (i) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (x) halt trading of the Cerevel Shares effective as of the morning of August 1, 2024 prior to market open and suspend trading in the Cerevel Shares following market close on the evening of August 1, 2024, and (y) file with the SEC a Notification of Removal from Listing and Registration on Form 25 to delist all Cerevel Shares from Nasdaq and deregister such Cerevel Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After the Form 25 becomes effective, Cerevel intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act requesting that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of Cerevel occurred on the Closing Date and Cerevel became a wholly owned subsidiary of AbbVie. AbbVie funded the acquisition through the use of a combination of cash on hand and previously issued debt.

The information set forth in the Introductory Report and Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, each of the directors of Cerevel (Tony Coles, M.D., Ron Renaud, Marijn Dekkers, Ph.D., Douglas Giordano, Chris Gordon, Adam Koppel, M.D., Ph.D., Norbert Riedel, Ph.D., Gabrielle Sulzberger, Ruth McKernan, Ph.D., Deval Patrick, Deborah Baron and Suneet Varma) resigned from the Board. At the Effective Time, Scott T. Reents, the sole director of Merger Sub immediately prior to the Effective Time, became the sole director of Cerevel.

As of the Effective Time, the officers of Cerevel immediately prior to the Effective Time of the Merger remained in their respective positions as the officers of Cerevel.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, as of the Effective Time, the certificate of incorporation of Cerevel and the bylaws of Cerevel, each as in effect immediately prior to the Effective Time, were each amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, and incorporated by reference into this Item 5.03.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

As previously disclosed, on November 10, 2021, Cerevel entered into an Open Market Sale Agreement (the “Sales Agreement”) with Jefferies LLC (“Jefferies”), pursuant to which Cerevel may offer and sell Cerevel Shares having an aggregate offering price of up to $250 million from time to time through Jefferies, acting as the sales agent.

On August 1, 2024, Cerevel delivered written notice to Jefferies to terminate the Sales Agreement pursuant to Section 7(b) thereof. Cerevel is not subject to any termination penalties related to the termination of the Sales Agreement. As of the date of this Current Report on Form 8-K, Cerevel has not sold any shares of its common stock pursuant to the Sales Agreement.

On August 1, 2024, AbbVie issued a press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 6, 2023, by and among AbbVie Inc., Symphony Harlan LLC, Symphony Harlan Merger Sub Inc., and Cerevel Therapeutics Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Cerevel’s Current Report on Form 8-K filed on December 7, 2023)*

3.1	Amended and Restated Certificate of Incorporation of Cerevel Therapeutics Holdings, Inc.

3.2	Second Amended and Restated Bylaws of Cerevel Therapeutics Holdings, Inc.

4.1	First Supplemental Indenture, dated as of August 1, 2024, between Cerevel Therapeutics Holdings, Inc. and U.S. Bank Trust Company, National Association, as trustee

99.1	Press Release issued August 1, 2024

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Cerevel hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that Cerevel may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2024	CEREVEL THERAPEUTICS HOLDINGS, INC.

	By:	/s/ Susan Altschuller
	Name:	Susan Altschuller, Ph.D.
	Title:	Chief Financial Officer